EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report (Amendment No. 1) of Mainland Resources, Inc. (the "Company")on Form 10-Q for the quarter ending August 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Nicholas W. Atencio, Chief Executive Officer, and William D. Thomas, Chief Financial Officer, of the Company, certify to the best of our knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: November 8, 2010

"Nicholas W. Atencio"
Nicholas W. Atencio
Chief Executive Officer

Dated: November 8, 2010

"William D. Thomas"
William D. Thomas
Chief Financial Officer